UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 21, 2015

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	212 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¢	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¢	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¢	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¢	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Marsh & McLennan Companies, Inc. (the “Company”) was held on May 21, 2015. Represented at the meeting were 468,198,130 shares, or 86.96%, of the Company’s 538,408,012 shares of common stock outstanding and entitled to vote at the meeting. Set forth below are the final voting results for the actions taken by the stockholders at the meeting.

1.    The Company’s stockholders elected the twelve (12) director nominees named below to a one-year term expiring at the 2016 annual meeting or until their successors are elected and qualified, with each receiving the following votes:

Director Nominee	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
Oscar Fanjul	438,208,760	3,807,838	1,235,633	24,945,899
Daniel S. Glaser	441,203,439	1,101,464	947,328	24,945,899
H. Edward Hanway	441,128,748	992,825	1,130,658	24,945,899
Lord Lang of Monkton	437,579,756	4,474,331	1,198,144	24,945,899
Elaine La Roche	441,220,274	975,102	1,056,855	24,945,899
Maria Silvia Bastos Marques	440,243,401	1,796,630	1,212,200	24,945,899
Steven A. Mills	441,217,957	938,393	1,095,881	24,945,899
Bruce P. Nolop	441,195,227	909,904	1,147,100	24,945,899
Marc D. Oken	440,918,386	1,191,304	1,142,541	24,945,899
Morton O. Schapiro	438,311,187	3,816,510	1,124,534	24,945,899
Lloyd M. Yates	441,216,785	897,801	1,137,645	24,945,899
R. David Yost	439,818,045	2,329,884	1,104,302	24,945,899

2.    The Company’s stockholders approved, by nonbinding vote, the compensation of our named executive officers, as disclosed in the Company’s 2015 Proxy Statement, with the following vote:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
432,359,143	9,072,565	1,820,523	24,945,899

3.    The Company’s stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2015, with the following vote:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
462,641,898	4,481,516	1,074,716	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.
By:	/s/ Carey Roberts
Name:	Carey Roberts
Title:	Deputy General Counsel & Corporate Secretary

Date:    May 26, 2015

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